                                                                    Exhibit (9)

[logo]                             ADAM SCARAMELLA
                                   Vice President, Corporate Counsel

                                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                                   751 Broad Street, Newark, NJ 07102-3777
                                   Tel 215 784-8488
                                   adam.scaramella@prudential.com

January 31, 2013

    RE:Registration Statements on Form N-4 for Pruco Life
       New Variable Annuity To Be Sold Through Certain Broker Dealers

Dear Sir/Madam:

I have acted as counsel to Pruco Life Insurance Company (the "Company") in connection with the filing of the above-referenced registration statement with the United States Securities and Exchange Commission. Such registration statement relates to the contracts, riders, and endorsements (collectively, the "Contracts") for the variable annuity contracts to be sold through certain selling broker-dealers.

I have examined or caused to be examined such documents and reviewed or caused to be reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of Arizona, and is duly authorized by the Insurance Department of that state to issue the Contracts.

2. The separate account through which the Contracts are issued is a duly authorized and existing separate account established pursuant to the provisions of applicable state law.

3. To the extent so provided under the Contracts, that portion of the assets of the separate account equal to the reserves and other contract liabilities with respect to the separate account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued as contemplated by the Form N-4 Registration Statements, will constitute legal, validly-issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 Registration Statement for the Contracts.

Sincerely yours,

/s/Adam Scaramella
-------------------------
Adam Scaramella
Vice President and
Corporate Counsel